Exhibit 99.1

                                        April 16, 1998



Mr. Nick Ventimiglia
Central Coast Bancorp
301 Main Street
Salinas, CA 93901

Subject: Board of Directors

Dear Nick,

Effective April 16, 1998 I am resigning from the Central Coast
Bancorp Board and all it's subsidiaries.

I wish to thank the bank staff and directors for their support from the banks inception.

Thinking back to the first meeting we had in 1981 to consider forming the bank, it has been quite a ride!


                                        Sincerely,

                                        By: /S/ Andrew E. Ausonio
                                        -------------------------
                                        Andrew E. Ausonio